Subsidiary Activities We conduct business primarily through our wholly-owned bank subsidiary, Flagstar Bank, N.A. The Bank has formed, or acquired through merger transactions, 39 active subsidiaries. Of these, 26 are direct subsidiaries of the Bank and 13 are subsidiaries of Bank-owned entities. The 26 direct subsidiaries of the Bank are: Name Jurisdiction of Organization Purpose 100 Duffy Realty, LLC New York Owns a building containing back-offices and a branch. Beta Investments, Inc. Delaware Holding company for Omega Commercial Mortgage Corp. and Long Island Commercial Capital Corp. BSR 1400 Corp. New York Organized to own interests in real estate. Ferry Development Holding Company Delaware Formed to hold and manage various securities and investments. Flagstar Specialty Finance Company, LLC Delaware Originates asset-based, equipment financing, and dealer-floor plan loans. NYB Realty Holding Company, LLC New York Holding company for subsidiaries owning an interest in other real estate. NYCB Insurance Agency, Inc. New York Licensed insurance agency formed to sell non- deposit investment products. Pacific Urban Renewal, Inc. New Jersey Owns a branch building. Synergy Capital Investments, Inc. New Jersey Formed to hold and manage investment portfolios. NYCB Mortgage Company, LLC Delaware Holding company for Walnut Realty Holding Company, LLC. Woodhaven Investments, LLC Delaware Holding company for Ironbound Investment Company, LLC. and 1400 Corp. Flagstar REO, LLC Delaware Formed to hold real estate from foreclosed loans Flagstar Mortgage Securities, LLC Delaware Formed to hold mortgage loans sold into private securitizations Flagstar Real Estate Holdings, Inc. Michigan Holding company for Long Lake REIT REIT Holding Co #1, Inc. Michigan Holding company for REIT #1, Inc. REIT Holding Co #2, Inc. Michigan Holding company for REIT #2, Inc. Propshop Mortgage, LLC Delaware Joint venture mortgage company developing specialized mortgage technology Flagstar Investment, LLC Michigan Investment holding company holding a minority interest in a lending technology company Flagstar Opportunities, LLC Michigan Investor Limited Partner of Flagstar Opportunities Fund Limited Partnership Grass Lake Insurance Agency, Inc. Michigan Licensed insurance agency FSB-Optimum Investment Fund I LLC Michigan Formed to invest in businesses with New Markets Tax Credits Flagstar-Petros Fund I, LLC Michigan Invests in real estate eligible for Historic Tax Credits Flagstar Financing & Leasing, LLC New York Originates equipment finance & leasing, transport financing and taxi medallion financing Flagstar Advisors, Inc. New York Licensed broker dealer and investment advisor offering investment, brokerage, asset and insurance products and services SB Insurance Agency, Inc New York Offers insurance products and services Flagstar Public Funding Corp. New York Originates municipal finance and tax-exempt lending and leasing to government and municipal entities

The 13 subsidiaries of Bank-owned entities are: Name Jurisdiction of Organization Purpose 1400 Corp. New York Holding company for Roslyn Real Estate Asset Corp. Ironbound Investment Company, LLC. Florida Organized for the purpose of investing in mortgage- related assets. Flagstar Opportunities Fund Limited Partnership Delaware Formed to invest in housing tax credit projects, historical tax credit projects and related activities Long Island Commercial Capital Corporation New York A REIT organized for the purpose of investing in mortgage-related assets. Omega Commercial Mortgage Corp. Delaware A REIT organized for the purpose of investing in mortgage-related assets. Prospect Realty Holding Company, LLC New York Owns a back-office building. Rational Real Estate II, LLC New York Formerly Owned a back-office building. Roslyn Real Estate Asset Corp. Delaware A REIT organized for the purpose of investing in mortgage-related assets. Walnut Realty Holding Company, LLC Delaware Owns two back-office buildings. Long Lake REIT Maryland Formed to own excess servicing rights assets Long Lake MSR, Inc. Maryland Licensed to own MSRs REIT #1, Inc. Michigan A REIT organized for the purposes of investing in mortgage loans REIT #2, Inc. Michigan A REIT organized for the purposes of investing in commercial real estate loans NYB Realty Holding Company, LLC owns interests in 10 additional active entities organized as indirect wholly- owned subsidiaries to own interests in various other real estate properties. The four direct subsidiaries of the Parent Company are: Name Jurisdiction of Organization Purpose Flagstar Bank, N.A. New York National Association (Federal Bank) New York Community Newco, Inc. Delaware Established in connection with the acquisition of Atlantic Bank of New York Douglas Insurance Agency, Inc. Michigan Insurance Agency (collects auto premiums) Flagstar Reinsurance Company Vermont Vermont captive insurance company The Parent Company also owns special business trusts that were formed for the purpose of issuing capital and common securities and investing the proceeds thereof in the junior subordinated debentures issued by the Company. See Note 12, “Borrowed Funds,” in the Notes to the Consolidated Financial Statements for a further discussion of the Company’s special business trusts.